EXHIBIT 1






                             JOINT FILING AGREEMENT


                  In accordance with Rule 13D-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Shares of common stock, par value $.01 per share, of Physician Computer Network, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 1st day of May, 1998.



                                             /s/ Jeffry M. Picower
                                             _______________________________
                                             Jeffry M. Picower



                                             DECISIONS INCORPORATED


                                             By:  /s/ April C. Freilich
                                             ______________________________
                                                April C. Freilich
                                                President


                                             JA SPECIAL LIMITED PARTNERSHIP


                                             By:  Decisions Incorporated
                                                  General Partner


                                             By:  /s/ April C. Freilich
                                             ______________________________
                                                April C. Freilich
                                                President



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